                                                                    Exhibit 99.9


                              PRINCIPAL PROPERTIES
                       COMBINED STATEMENTS OF REVENUE AND
                                CERTAIN EXPENSES
                                  FOR THE YEAR
                          ENDED DECEMBER 31, 1995 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Weeks Corporation:

We have audited the accompanying combined statement of revenue and certain expenses of the Principal Properties, as defined in Note 1, for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Principal Properties after their acquisition by Weeks Corporation. The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Weeks Corporation Form 8-K and is not intended to be a complete presentation of the Principal Properties' revenue and expenses.

In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses (exclusive of expenses described in Note 1) of the Principal Properties for the year ended December 31, 1995 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 27, 1996

                              PRINCIPAL PROPERTIES
              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)


                              Six Months
                            Ended June 30,    Year Ended
                                 1996        December 31,
                             (Unaudited)         1995
                            --------------   ------------
Revenue:
  Rental income                 $1,639,353     $3,234,613
  Tenant reimbursements            137,111        281,011
                            --------------   ------------
                                 1,776,464      3,515,624
                            --------------   ------------
Certain Expenses:
  Property operating and
     maintenance                   197,214        455,166
  Real estate taxes                146,028        292,462
                            --------------   ------------
                                   343,242        747,628
                            --------------   ------------
Revenue in Excess of
  Certain Expenses              $1,433,222     $2,767,996
                            ==============   ============


The accompanying notes are an integral part of these statements.

                              PRINCIPAL PROPERTIES
          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Description of Real Estate Properties Acquired

  The accompanying financial statements include the combined operations (see "Basis of Presentation" below) of 12 industrial properties (the "Principal Properties") owned by Principal Mutual Life Insurance Company, a party not related to Weeks Corporation (the "Company") or Weeks Realty, L.P. (the "Operating Partnership").


  On August 9, 1996, the Company, through the Operating Partnership, acquired 100 percent of the land and buildings of each of these properties:


  Property Name                    Location                         Description
  --------------------------------------------------------------------------------------------------
  1331 Capital Circle          Atlanta, Georgia    79,667 square foot service center building
  1335 Capital Circle          Atlanta, Georgia    59,468 square foot service center building
  2725 Northwoods Parkway      Atlanta, Georgia    76,686 square foot business distribution building
  2755 Northwoods Parkway      Atlanta, Georgia    48,270 square foot business distribution building
  2775 Northwoods Parkway      Atlanta, Georgia    32,192 square foot business distribution building
  3040 Northwoods Parkway      Atlanta, Georgia    50,480 square foot business distribution building
  3055 Northwoods Parkway      Atlanta, Georgia    31,946 square foot business distribution building
  3075 Northwoods Parkway      Atlanta, Georgia    41,420 square foot service center building
  3100 Northwoods Parkway      Atlanta, Georgia    39,728 square foot service center building
  3155 Northwoods Parkway      Atlanta, Georgia    40,530 square foot service center building
  3175 Northwoods Parkway      Atlanta, Georgia    33,405 square foot service center building
  6525 Jimmy Carter Blvd.      Atlanta, Georgia    92,735 square foot business distribution building

  Basis of Presentation

  The accompanying combined financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the Principal Properties after their acquisition by the Operating Partnership, such as property management fees, interest, depreciation, amortization and other costs not directly related to the future operations of the Principal Properties.


  Use of Estimates

  The preparation of the combined statements of revenue and certain expenses in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


  Revenue Recognition

  All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

                              PRINCIPAL PROPERTIES
          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)


2.    LEASING ACTIVITY:

Future minimum rentals due under noncancelable operating leases with tenants as of December 31, 1996, are as follows:


            Year                                    Amount
         ----------                               -----------

         1996                                     $ 3,323,588
         1997                                       3,265,094
         1998                                       2,745,886
         1999                                       2,030,684
         2000                                       1,270,735
         Thereafter                                   757,589
                                                  -----------
                                                  $13,393,576
                                                  ===========


In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $137,111 for the six months ended June 30, 1996 and $281,011 for the year ended December 31, 1995. Certain leases contain options to renew.

During the year ended December 31, 1995, 11% and 10% of rental income was received from two tenants, respectively. These leases expire in 1999 and 2001, respectively.